Exhibit 10.2

NOVOSTE CORPORATION

EMPLOYEE RABBI TRUST AGREEMENT

Novoste Corporation (the “Company”), and AST Trust Company, a division of American Stock Transfer & Trust Company, a New York state banking corporation, (the “Trustee”) have as of May 20, 2005 (the “Effective Date”), entered into this grantor trust agreement (“Trust Agreement”), to fund and administer salary related payments and payments pursuant to the Company’s severance pay programs included in the list set forth in Exhibit A attached hereto (the “Plan” or “Plans”), as herein set forth.

WHEREAS, the Company desires to segregate assets for the purposes of meeting its salary and related obligations to its employees as set forth in Exhibit A; and

WHEREAS, the Company has adopted severance pay programs for the benefit of its employees who are not participants in programs that are funded through the Novoste Corporation Executive Rabbi Trust Agreement dated May 20, 2005; and

WHEREAS, the Company expects to incur liability under the terms of such Plans with respect to the individuals who remain in the employ of the Company as of the date of this agreement and the individuals who are participating in such Plans (“Participants”); and

WHEREAS, the Company wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to the Participants and their beneficiaries in such manner and at such times as specified in the Plans; and

WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of each Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA, an unfunded excess benefit plan, or a plan not subject to ERISA; and

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide a source of funds to assist it in the meeting of its payroll liabilities and its liabilities under the Plans;

NOW, THEREFORE, the parties do hereby establish the Novoste Corporation Executive Rabbi Trust and agree that the Trust shall be comprised, held and disposed of as follows:

1. ESTABLISHMENT OF TRUST:

(a) The Company hereby deposits with Trustee in trust $ 641,035, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(b) The Trust hereby established is revocable by the Company. If a Change of Control or Potential Change of Control does not occur by December 31, 2005, this Trust shall terminate and all funds held in the Trust at that time shall revert to the Company; provided that any unpaid liability arising out of the nonqualified deferred compensation arrangements contained in Exhibit A and administrative expenses incurred in regards to the Trust’s operations prior to the date of the termination of the Trust as a result of the termination of the Trust due to a Change of Control not occurring by December 31, 2005 shall be retained by the Trust and paid by it. The Trust shall become irrevocable automatically upon the occurrence of a Change of Control or Potential Change of Control. Upon the occurrence of a Change of Control or a Potential Change of Control, the Company shall promptly give written notice thereof to the Trustee.

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon (the “Trust Fund”), shall be held separate and apart from the Company’s other funds and shall be used exclusively for the uses and purposes of Participants and the Company’s general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event the Company is Insolvent, as defined in Section 3(a) herein.

(e) Prior to a Change of Control, the Trustee shall return to the Company any funds which the Company has contributed to the Trust that the Company states have been contributed to the Trust in error due to a miscalculation of liabilities arising out of the nonqualified deferred compensation arrangements contained in Exhibit A, the occurrence of an event which would result in no payment under a particular nonqualified deferred compensation arrangement (as described in Exhibit A) needing to be made, or the Company’s direct payment of liabilities under the deferred compensation arrangements contained in Exhibit A. The Company’s request for the return of funds must be in writing, contain an explanation for the miscalculation of liabilities and a listing of the direct payments made, and must be signed by a majority of the members of the Company’s board of directors.

(f) Prior to a Change of Control, the Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change of Control, neither the Trustee nor any Participant or beneficiary shall have any right or duty to compel such additional deposits or determine the sufficiency thereof.

(g) Upon a Change of Control or a Potential Change of Control, the Company shall, as soon as practicable, but in no event later than the effective date of the Change of Control, (i) advise the Trustee in writing of the occurrence of the Change of Control or Potential Change of Control, and (ii) make an irrevocable contribution to the Trust in an amount equal to at least 100% of the Liabilities as determined by the Company in good faith in accordance with the methodology specified in Exhibit B as of the date on which the Change of Control occurred, plus the projected administrative expenses of the Trust for the one-year period following such funding. The Trustee will have no responsibility to inquire or to determine if a Change of Control or Potential Change of Control of the Company has occurred, but shall be entitled to rely upon written notice from the Company.

(h) Within 30 days following the end of each calendar year ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, the Company shall irrevocably deposit cash, or other property acceptable to the Trustee, with the Trustee in an amount, when added to the assets then held by the Trustee, adequate to satisfy all Liabilities as of the close of such calendar year, as determined by the Company in good faith in accordance with the methodology specified in Exhibit B plus the projected administrative expenses of the Trust for the following calendar year.

(i) The Company shall at all times ensure that the Plans and this Trust each shall have characteristics supporting a determination that they are not subject to ERISA, or are arrangements constituting unfunded plans maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of ERISA.

2. PAYMENTS TO PARTICIPANTS AND THEIR BENEFICIARIES:

(a) Following a Change of Control, upon the written request of the Company, the Trustee shall make regular Salary Related Payments to the Participants listed on Exhibit A, as long as they remain in the Company’s employ. The Company shall direct the Trustee to make payment to the Company’s payroll account for distribution to the Participants through the Company’s payroll vendor. As soon as administratively practical prior to the Company’s periodic payroll date, the Company shall deliver to the Trustee a schedule in writing that indicates the amounts payable in respect of each Participant, including the Company’s and the Participant’s respective share of payments to benefit plan providers, along with, as appropriate, a formula or other instructions acceptable to Trustee for determining the amounts so payable. The Company shall provide in writing to the Trustee any and all information the Trustee reasonably believes necessary for the Trustee or its agent to make any determination as to payments to Participants. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the Salary Related Payments, shall pay amounts withheld to the appropriate taxing authorities and shall certify to the Trustee that such amounts have been reported, withheld and paid by the Company. The Trustee shall not be responsible for calculating, reporting or withholding any taxes related to the Salary Related Payments, including issuing IRS Forms W-2.

(b) Annually, prior to a Change of Control, the Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, that indicates the form in which amounts are to be paid (as provided for or available under the appropriate Plan), and that indicates the time of commencement for payment of such amounts. Except as otherwise provided in Section 2(f) hereof or elsewhere herein, Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Company shall provide in writing to the Trustee any and all information the Trustee reasonably believes necessary for the Trustee or its agent to make any determination as to payments to Participants, tax reporting, tax withholding or otherwise not less than 30 calendar days prior to the time the payments must be made. Within 20 days after a Change of Control, the Company shall deliver to the Trustee a then current Payment Schedule of benefits due under the Plans. Thereafter, the Trustee shall pay benefits due in accordance with such Payment Schedule. After a Change of Control, the Administrative Committee shall make the determination of benefits due to Participants or their beneficiaries and shall provide the Trustee with an updated Payment Schedule whenever appropriate.

(c) The Trustee shall institute, and vigorously pursue, an action to collect a contribution due the Trust following a Change of Control or in the event that the Trust should ever experience a shortfall in the amount of assets necessary to make payments pursuant to the terms of the Payment Schedule following a Change of Control.

(d) Except with respect to Salary Related Payments, the Trustee shall make provision for the reporting and withholding of any federal taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of a Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. The Trustee shall make provision for the reporting and withholding of any state or local taxes that may be required with respect to the payment of benefits only as directed by the Company.

(e) The Company shall, from time to time, pay taxes of any and all kinds whatsoever that at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee shall have the power to pay such taxes out of the Trust Fund and shall seek reimbursement from the Company. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee shall contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but at the Company’s expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on directions from the Company.

(f) The Company may make payment of benefits directly to Participants or their beneficiaries as they become due under the terms of the relevant Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries and the Trustee’s obligation to make payments under the Payment Schedule provided pursuant to Section 2(b) shall be modified accordingly. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make Salary Related Payments or payments of benefits in accordance with the terms of the Payment Schedule, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company in the event that principal and earnings are not sufficient (in addition to instituting and pursuing a collection action as described in Section 2(c), if applicable).

(g) Notwithstanding anything contained in this Trust Agreement to the contrary, if at any time the Trust is finally determined by the IRS not to be a “grantor trust” with the result that the income of the Trust Fund is not treated as income of the Company pursuant to Sections 671 through 679 of the Code, or if a tax is finally determined by the IRS to be payable by one or more Participants or beneficiaries with respect to any interest in the Plan or the Trust Fund prior to payment of such interest to such Participant or beneficiary, then the Trust shall automatically terminate 90 days following such final determination unless the Trustee has been provided written notice of the Company’s, Participant’s or beneficiary’s intent to appeal such determination in which event the Trust shall automatically terminate 90 days following the determination of the IRS becoming final on appeal. Upon written notice of termination, the Trustee shall immediately distribute such interest in a lump sum to each Participant or beneficiary in the amounts set forth in the most recent Payment Schedule provided to the Trustee regardless of whether such Participant’s employment has terminated and regardless of the form and time of payments specified in or pursuant to the relevant Plan as directed by the Company. Any remaining assets (less any expenses or costs due under Sections 9 and 13 of this Trust Agreement) shall then be paid by the Trustee to the Company in such amounts and in the manner instructed by the Company, whereupon the Trustee shall be released and discharged from all obligations hereunder. From and after the date of termination, and until final distribution of the Trust Fund, the Trustee shall continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS WHEN THE COMPANY IS INSOLVENT:

(a) The Trustee shall cease payment of benefits, including Salary Related Payments and benefits payable pursuant to Article 13 hereof, to Participants and their beneficiaries if the Company is “Insolvent.” The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(i) Each member of the Board of Directors acting in such capacity shall have the duty to inform the Trustee in writing of the Company’s Insolvency; provided, however, such duty shall exist only if the Trustee does not have actual knowledge of the Company’s Insolvency, or has not received notice from a member of the Board of Directors or a person claiming to be a creditor alleging that the Company is Insolvent. If a person claiming to be a creditor of the Company notifies the Trustee that the Company has become Insolvent, the Trustee shall provide the Board of Directors with a copy of such writing, and absent the Company’s provision of an independent expert’s opinion satisfactory to the Trustee that the Company is not Insolvent, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

(ii) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from a member of the Board of Directors or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent.

(iii) If at any time the Trustee has received a written notice containing information or allegations described in Section 3(b) (i) that the Company is Insolvent, the Trustee shall discontinue payments to Participants and their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. The Company shall make alternate provision for the payment of Salary Related Payments to the extent required by applicable law. The Trustee shall not incur any liability to any party in the event it discontinues payments to Participants and their beneficiaries due to the Company’s Insolvency. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(iv) The Trustee shall resume the payment of benefits to Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after it has been demonstrated to the Trustee’s satisfaction that the Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and their beneficiaries under the terms of the Plans for the period of such discontinuance plus, in each case, interest on any delayed payment at the annual percentage rate which is three percentage points above the interest rate shown as the Prime Rate in the Money Rates column in the then most recently published edition of The Wall Street Journal (Southeast Edition), or, if such rate is not then so published on at least a weekly basis, the interest rate announced by First Place Bank, NA (or its successor), from time to time, as its “Base Rate” (or prime lending rate), from the date those amounts were required to have been paid until those amounts are finally and fully paid or such other rate which may be required by applicable law; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law, less the aggregate amount of any payments made to Participants and their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

4. PAYMENTS TO THE COMPANY:

Except as provided in Sections 1, 3, 8, and 9 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants and their beneficiaries pursuant to the terms of the Plans.

5. INVESTMENT AUTHORITY:

The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, and all rights associated with assets of the Trust shall be exercised by the Trustee and shall in no event be exercisable by or rest with Participants. The Trustee shall have full power and authority, upon written instruction, to invest and reinvest the Trust Fund in any investment permitted by law, subject to any investment guidelines provided in Exhibit B hereto and any amendment to such Exhibit, including, without limiting the generality of the foregoing, the power:

(a) To invest and reinvest the Trust Fund, together with the income therefrom, in common stock, preferred stock, mutual funds, bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those issued by the Trustee or any of its affiliates), other securities, policies of life insurance, annuity contracts, options to buy or sell securities or other assets, and other property of any kind (personal, real or mixed, and tangible or intangible);

(b) To deposit or invest all or any part of the assets of the Trust Fund in savings accounts or certificates of deposit or other deposits which bear a reasonable interest rate in a bank, including the commercial department of the Trustee, if such bank is supervised by the United States or any state;

(c) To hold, manage, improve and control all property, real or personal, forming part of the Trust Fund and to sell, convey, transfer, exchange, partition, lease for any term, even extending beyond the duration of this Trust, and otherwise dispose of the same from time to time in such manner for such consideration and upon such terms and conditions as the Trustee shall determine;

(d) To have, respecting securities, all the rights, powers and privileges of an owner, including the power to give proxies, pay assessments and other sums deemed by the Trustee to be necessary for the protection of the Trust Fund, to vote any corporate stock either in person or by proxy, with or without power of substitution for any purpose; to participate in voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations and, in connection therewith, to deposit securities with and transfer title to any protective or other committee under such terms as the Trustee may deem advisable; to exercise or sell stock subscriptions or conversion rights; and regardless of any limitation elsewhere in this document relative to investment by the Trustee, to accept and retain as an investment any securities or other property received through the exercise of any of the foregoing powers;

(e) To hold in cash, without liability for interest, such portion of the Trust Fund which, in its discretion, shall be reasonable under the circumstances, pending investments or payments of expenses or the distribution of benefits;

(f) To take such actions as may be necessary or desirable to protect the Trust Fund from loss due to the default on mortgages held in the Trust, including the appointment of agents or trustees in such other jurisdictions as the Trustee may deem desirable, to transfer property to such agents or trustees, to grant such powers as are necessary or desirable to protect the Trust or its assets, to direct such agents or trustees, or to delegate such power to direct and to remove such agents or trustees;

(g) To employ such agents, including investment advisors, custodians, sub-custodians and counsel as may be reasonably necessary, and to pay them reasonable compensation, to settle, compromise or abandon all claims and demands in favor of or against the Trust assets;

(h) To cause title to property of the Trust to be issued, held or registered in the individual name of the Trustee or in the name of its nominee(s) or agents, or in such form that title will pass by delivery;

(i) To exercise all of the further rights, powers, options and privileges granted, provided for or vested in trustees generally under the laws of the State of state, so that powers conferred upon the Trustee herein shall not be in limitation of any authority conferred by law, but shall be in addition thereto;

(j) To borrow money from any source (including the Trustee) and to execute promissory notes, mortgages or other obligations and to pledge or mortgage any Trust assets as security;

(k) To lend certificates representing stocks, bonds or other securities to any brokerage or other firm selected by the Trustee;

(l) To institute, compromise and defend actions and proceedings, to pay or contest any claim, to settle a claim by or against the Trustee by compromise, arbitration or otherwise to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible;

(m) To use securities, depositories or custodians and to allow such securities as may be held by a depository or custodian to be registered in the name of such depository or its nominee or in the name of such custodian or its nominee;

(n) To invest the Trust Fund from time to time in one or more investment funds registered under the Investment Company Act of 1940 (including companies with respect to which the Trustee or an affiliate is the investment adviser or provides other services);

(o) To purchase an insurance policy or an annuity to fund the benefits of the Plans; and

(p) To do all other acts necessary or desirable for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof. However, nothing in this Section 5 shall be construed to mean the Trustee assumes any responsibility for the performance of any investment made by the Trustee in its capacity as trustee under this Trust Agreement. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code. In no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests.

6. DISPOSITION OF INCOME:

During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

7. ACCOUNTING BY THE TRUSTEE:

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 120 days following the close of each calendar year and within 120 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

8. RESPONSIBILITY OF THE TRUSTEE:

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given in writing by the Company or the Administrative Committee which is contemplated by, and in conformity with, the terms of the relevant Plan or this Trust Agreement. In the event of a dispute between the Company and another party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) The Trustee shall have no discretionary control over, or any other discretion regarding, the investment of the Trust. It shall be the responsibility of the Company or the Administrative Committee after a Change of Control has occurred to determine the diversification policy with respect to the investment of Plan assets, for monitoring adherence to such policy, and for advising the Trustee with respect to its compliance with any investment limitations contained in the Plan. In the exercise of the Trustee’s investment authority under Section 5 the Trustee will be directed by the Company as to choice of investments and allocation of Trust assets among investments or by or the Administrative Committee after a Change of Control has occurred. In accordance with this provision, the Trustee is hereby directed to invest all Trust assets in one or more money market funds unless or until other directions are received by the Trustee from the Company or from the Company’s designee. The Trustee shall have (i) no duty or obligation to review any investment to be acquired, held or disposed of pursuant to proper instructions or to make any recommendation with respect to the acquisition, disposition or continued retention of any investment, and (ii) no liability or responsibility for following proper direction, or failing to act in the absence of any such direction.

(c) If the Trustee undertakes or defends any administrative, adversarial or other litigation or proceeding arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and the Company shall be primarily liable for such payments. The Company will, upon notice, pay monthly, in arrears, to or on behalf of the Trustee, all reasonable attorneys’ fees and expenses incurred by the Trustee. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust without notice to any party.

(d) Prior to a Change of Control, the Trustee may consult with legal counsel (who may also, but need not, be counsel for the Company) generally with respect to any of its duties or obligations hereunder at the Company’s expense which, should it remain unpaid, may be paid from the Trust without notice to any party. Following a Change of Control, the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their beneficiaries under the Plans. The Trustee shall incur no liability to any person for acting or refraining from acting in accordance with the advice of such counsel.

(e) The Trustee may hire agents, accountants, actuaries, investment advisors, payroll processing firms, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder at the Company’s expense which, should it remain unpaid, may be paid from the Trust without notice to any party. The Trustee shall incur no liability to any person for acting or refraining from acting in accordance with the advice of such agents, accountants, actuaries, investment advisors, payroll processing firms, financial consultants or other professionals.

(f) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy. The Trustee shall not be liable for the failure or inability of an insurance company to pay the proceeds of any policy when due.

(g) The Company shall indemnify and hold the Trustee harmless from and against all loss or liability (including expenses and reasonable attorneys’ fees), to which it may be subject by reason of its execution of its duties under this Trust, or by reason of any acts taken in good faith in accordance with any directions, or acts omitted in good faith due to absence of directions, from the Company or a Participant unless, and only to the extent, such loss or liability is due to the Trustee’s negligence or willful misconduct.

(h) The Company has represented to the Trustee that each Plan (i) is not subject to ERISA or (ii) qualifies as either (A) an excess benefit plan within the meaning of Section 4(b) of ERISA or (B) a “top-hat” plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, which is exempt from the provisions of Part 4 of Title I of ERISA. The Trustee is entering into this Trust Agreement in reliance upon the Company’s representation. Accordingly, in the event that any Plan fails to meet one of the foregoing criteria then, notwithstanding any other provision of this Trust Agreement to the contrary, the Company will indemnify and hold the Trustee harmless from all liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Trustee incurs as a result of a breach of fiduciary duty under ERISA arising from any action taken, or omitted to be taken, by the Trustee in good faith in accordance with this Trust Agreement. In such event, the Company will, upon notice, pay monthly, in arrears to or on behalf of the Trustee, all reasonable attorneys’ fees and expenses incurred by the Trustee. In the event that the Trustee is determined to have incurred any liability as a result of the Trustee’s negligence or willful misconduct, the Trustee will promptly reimburse the Company for all legal fees and expenses paid by the Company to or on behalf of the Trustee.

(i) In the event that the Trustee is named as a defendant in a lawsuit or proceeding involving any Plan or the Trust Fund, the Trustee shall be entitled to receive payments on a current basis pursuant to the indemnity provisions provided for in this Section 8; provided however, that if the final judgment entered in the lawsuit or proceeding holds that Trustee is guilty of negligence or willful misconduct with respect to the Trust Fund, the Trustee shall be required to refund the indemnity payments that it has received.

(j) All releases and indemnities provided in this Trust Agreement shall survive the termination of this Trust Agreement. The Company shall indemnify and hold harmless the Trustee for any actions of a prior trustee.

9. COMPENSATION AND EXPENSES OF TRUSTEE:

(a) The Trustee shall be entitled to reasonable compensation for its services as agreed upon between the Trustee and the Company and as set forth from time to time in Exhibit C attached hereto and incorporated herein by this reference. The Trustee’s compensation and expenses shall be paid by the Company. The Trustee is authorized to withdraw such amounts from the Trust Fund if the Company fails to pay such amounts within 60 days of presentation of a statement of the amounts due. The Company expressly acknowledges and agrees that the Trustee may retain as additional compensation for its services any earnings (which are determined daily and calculated on the basis of the then-current Federal Funds Rate) with respect to: (i) amounts credited to non-interest bearing cash accounts; (ii) moneys during the period between the time the moneys are received by the Trustee and actually forwarded to the investment provider and (iii) distributions between the time a distribution check is requested and the distribution check is presented for payment. Moneys shall be invested as soon as practicable following receipt of the moneys and investment instructions, but not later than two business days following receipt of both the moneys and the investment instructions. Distribution checks shall be prepared and mailed as soon as practicable following receipt of a request for a distribution check, but not later than three business days following receipt of the request.

(b) The Trustee is authorized to incur reasonable expenses in connection with the administration of the Trust, including, but not limited to, fees and expenses incurred pursuant to Section 8(c) and Section 8(d). Such expenses shall be paid by the Company. The Trustee is authorized to pay such amounts from the Trust Fund if the Company fails to pay them within 60 days of presentation of a statement of the amounts due.

10. RESIGNATION AND REMOVAL OF TRUSTEE:

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise; provided, however, that any such resignation shall be effective only after the appointment of a successor trustee.

(b) The Trustee may be removed by the Company on 60 days’ written notice or upon shorter written notice accepted by the Trustee prior to a Change of Control. Subsequent to a Change of Control, the Trustee may be removed upon 60 days’ written notice by the Company only with the consent of a majority of the Participants.

(c) If the Trustee resigns within two years after a Change of Control, the Company, or, if the Company fails to act within a reasonable period of time following such resignation, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions.

(d) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

(f) Upon resignation or removal of the Trustee, the Trustee may reserve such sums as it deems necessary to defray its expenses in settling its accounts, to pay any of its compensation due and unpaid, and to discharge any obligations of the Trust for which the Trustee may be liable; but if the sums so reserved are not sufficient for those purposes, the Trustee shall be entitled to recover the amount of any deficiency from the Company.

11. APPOINTMENT OF SUCCESSOR:

(a) If the Trustee resigns or is removed in accordance with Section 10 hereof, the Company or the Trustee, as applicable, may appoint or apply to a court for appointment, subject to Section 10, of any independent third party national banking association with a market capitalization exceeding $100,000,000 to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have the rights and powers of the former trustee, including ownership rights in the Trust assets, upon transfer of same to the new trustee. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence the transfer.

(b) The successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor trustee shall not be responsible for, and the Company shall indemnify and defend the successor trustee from, any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

12. AMENDMENT OR TERMINATION:

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall (i) conflict with the terms of any Plan, (ii) make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof, (iii) cause the Trust not to qualify as a grantor trust, or (iv) be made to any provision of this Trust Agreement after the Trust has become irrevocable in accordance with Section 1(b) hereof, if such amendment adversely affects the interests of any Participant.

(b) Except as set forth in Section 2(g), The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of any Plan and all liabilities have been satisfied or December 31, 2005 if no Change of Control has occurred. Except as provided in Section 2(g), upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company. Such remaining assets shall be paid by the Trustee to the Company in such amounts and in the manner instructed by the Company, whereupon the Trustee shall be released and discharged from all obligations hereunder. From and after the date of termination, and until final distribution of the Trust Fund, the Trustee shall continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

13. MISCELLANEOUS:

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

(d) This Trust Agreement shall be binding on, and the powers granted to the Company and the Trustee, respectively, shall be exercisable by the respective successors and assigns of the Company and the Trustee. Any corporation that succeeds to substantially all of the business of the Trustee by merger, consolidation, purchase or otherwise shall, upon succession and without appointment or other action by the Company, be and become successor Trustee hereunder. The Company may delegate any or all of its responsibilities or authority hereunder, or that of any of its members hereunder, to any officer of the Company by providing written notice to the Trustee of such delegation.

(e) Any communication to the Trustee, including any notice, direction, designation, certification, order, instruction or objection, shall be in writing and signed by the person authorized under the Plan or the Trust Agreement that governs same. The Trustee shall be fully protected and indemnified by the Company in acting in accordance with such written communications. Any notice required or permitted to be given hereunder shall be deemed given if written and hand delivered, mailed, postage prepaid, certified mail, return receipt requested or transmitted by facsimile to the Company or the Trustee at the following address or such other address as a party may specify:

(i)	If to the Company:

    Mr. Daniel G. Hall

    General Counsel

    Novoste Corporation

    4350 International Blvd.

    Norcross, GA 30093

With a copy to:

    Mr. Ted Ginsburg

    Consulting Principal

    Top Five Data Services

    2585 Butternut Lane

    Cleveland, OH 44124

    Fax: 440-720-0896

(ii)	If to the Trustee:

    AST Trust Company, a division of

    American Stock Transfer & Trust Company

    2390 E. Camelback Road, Suite 240

    Phoenix, AZ 85016

    Attn: Chief Operating Officer

    Fax: (602) 955-9564

(f) Any obligation of the Company and/or the Trust to pay the Trustee amounts pursuant to any provision of this Trust Agreement shall survive any amendment or termination hereof or the Trustee’s resignation or removal.

14. DEFINITIONS:

“ADMINISTRATIVE COMMITTEE” shall mean a committee of at least three individuals appointed by the Company for the purpose of advising the Trustee and other entities involved in the administration of the programs covered under this Trust. Actions to be taken by the Administrative Committee include, but are not limited to, making determinations of the timing of payments under the Programs to Participants, providing investment direction to the Trustee, hiring advisors and approving the return of excess contributions to the Company. All actions of the Administrative Committee shall be by majority action. If a member of the Administrative Committee shall resign, the remaining members of the Administrative Committee shall, at their option, appoint a replacement member or continue the operation of the committee with the remaining members. Members of the Administrative Committee who were employed by the Company prior to the Change in Control shall serve without compensation.

“AFFILIATE” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Trust Agreement.

“ASSOCIATE” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“BENEFICIAL OWNER” shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Trust Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own, “any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“BOARD” or “BOARD OF DIRECTORS” shall mean the board of directors of the Company.

“CHANGE OF CONTROL” shall mean any of the following occurring on or after the Effective Date of this Trust Agreement:

(a) a transaction involving the Company that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act or successor provision thereto, whether or not the Company is then subject to such requirements;

(b) the sale or other disposition to a person (as such tem is used in Sections 13(d) and 14(d) of the Exchange Act), entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company’s assets;

(c) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group (as defined in Rule 13(d)-5 of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding shares;

(d) the Continuing Directors cease to constitute a majority of the Company’s Board of Directors; or

(e) the majority of the Continuing Directors determine in their sole and absolute discretion that there has been a change in control of the Company.

“CLAIMANT” shall mean “Claimant” as defined in Section 13(d) of the Agreement.

“CODE” shall mean the Internal Revenue Code of 1986, as amended.

“COMMON STOCK” shall mean the Class A common stock, par value $.01 per share, of the Company and the Class B common stock, par value $.01 per share, of the Company.

“COMPANY” shall mean Novoste Corporation and shall be deemed to include the successors to the Company where the context requires.

“CONTINUING DIRECTOR” shall mean any person who is a member of the Board of Directors of the company, while such person is a member of the Board of Directors, who is not an Acquiring Person (as defined below) or an Affiliate or Associate (as defined below) of an Acquiring Person, or a representative or an Acquiring Person or of any such Affiliate or Associate, and who (1) was a member of the Board of directors on the effective date of this Agreement or (2) subsequently becomes a member of the Board of Directors, if such person’s initial nomination for election or initial election to the board of Directors is recommended or approved by a majority of the Continuing Directors. For purposes of this section, “Acquiring Person” shall mean any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the Beneficial Owner of 20% or more of the shares of common stock of the Company then outstanding, but shall not include the Company, any subsidiary of the Company or any executive benefit plan of the company or of any subsidiary of the Company or any entity holding shares of common stock organized, appointed or established for, or pursuant to the terms of, any such plan.

“EFFECTIVE DATE” shall mean “Effective Date” as defined in the Recitals of the Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended..

“EVENT” shall mean “Event” as defined in Section 9(b) of the Agreement.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

“EXEMPT PERSON” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“EXEMPT RIGHTS” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the Effective Date of the Trust Agreement or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“EXEMPT TRANSACTION” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

“INSOLVENT” shall mean “Insolvent” as defined in Section 3(a) of the Agreement.

“IRS” shall mean the Internal Revenue Service.

“LIABILITIES” shall mean the aggregate benefits and other amounts paid or payable under the Plans computed in accordance with the methodologies applicable under Exhibit name

“PARTICIPANTS” shall mean “Participants” as defined in the Recitals of the Agreement.

“PAYMENT SCHEDULE” shall mean “Payment Schedule” as defined in Section 2(a) of the Agreement.

“PERSON” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

“PLAN” or “PLANS” shall mean “Plan” or “Plans” as defined in the Recitals of the Agreement.

“POTENTIAL CHANGE OF CONTROL” shall mean the occurrence of any of the following events (but no event other than the following events), except as otherwise provided below:

(a) a tender offer or exchange offer is commenced by any Person which, if consummated, would constitute a Change of Control;

(b) an agreement is entered into by the Company providing for a transaction which, if consummated, would constitute a Change of Control;

(c) any election contest is commenced that is subject to the provisions of Rule 14a-11 under the Exchange Act; or

(d) any proposal is made, or any other event or transaction occurs or is continuing, which the Board determines could result in a Change of Control.

“POTENTIAL CHANGE OF CONTROL PERIOD” shall mean a period commencing on the date of a Potential Change of Control and ending on the date that the Board of Directors determines in good faith that a Change of Control is unlikely to occur by reason of the event that constituted the Potential Change of Control; provided, that in no event shall the Potential Change of Control Period be less than one year from the date of the Potential Change of Control.

“PERSON” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

“SALARY RELATED PAYMENTS” shall mean compensation paid to any employee of the Company, including but not limited to base salary, commission, short term incentives, contractual payments in the nature of compensation, the employer’s share of employment related taxes and any employer contributions to employee welfare or retirement programs maintained by the Company. This term shall not include any payments under the Corporation Key Employee Retention Plan, the Corporation Senior Officer Amended and Restated Termination Agreements for the individuals listed in Exhibit A, or the Severance and change of control protection program for the Field Management Employees listed in Exhibit A.

“TRUST” shall mean the Novoste Corporation Employee Rabbi Trust.

“TRUST AGREEMENT” shall mean this Novoste Corporation Employee Rabbi Trust Agreement.

“TRUST FUND” shall mean “Trust Fund” as defined in Section 1(d) of the Agreement.

“TRUSTEE” shall mean AST Trust Company.

“VOTING STOCK” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

15. EFFECTIVE DATE:

The effective date of this Trust Agreement shall be May 20, 2005.

IN WITNESS WHEREOF, the Company and the Trustee have signed this Trust Agreement as of the date first written above.

NOVOSTE CORPORATION

/s/ Subhash Sarda
By:	Subhash Sarda
Title:	Chief Financial Officer

AST TRUST COMPANY

By:
Title:

FIRST AMENDMENT TO THE

NOVOSTE CORPORATION EMPLOYEE RABBI TRUST

WHEREAS, on the 15th day of July, 2005 the Novoste Corporation (“Corporation”) created the Novoste Corporation Employee Rabbi Trust (“Trust”); and,

WHEREAS, Section 12(a) of the Trust allows for the amendment of the Trust.

NOW THEREFORE, the Trust is hereby amended in the following manner:

1. Section 1(b) shall be deleted in its entirety and replaced with the following, effective as of the date of execution of this document:

“(b) The Trust hereby established is revocable by the Company. If a Change of Control or Potential Change of Control does not occur by July 15, 2006, this Trust shall terminate and all funds held in the Trust at that time shall revert to the Company; provided that any unpaid liability arising out of the nonqualified deferred compensation arrangements contained in Exhibit A and administrative expenses incurred in regards to the Trust’s operations prior to the date of the termination of the Trust as a result of the termination of the Trust due to a Change of Control not occurring by July 15, 2006 shall be retained by the Trust and paid by it. The Trust shall become irrevocable automatically upon the occurrence of a Change of Control or Potential Change of Control. Upon the occurrence of a Change of Control or a Potential Change of Control, the Company shall promptly give written notice thereof to the Trustee.”

2. Section 12(b) shall be deleted in its entirety and replaced with the following, effective as of the date of execution of this document:

“(b) Except as set forth in Section 2(g), The Trust shall not terminate until the date on which Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of any Plan and all liabilities have been satisfied or July 15, 2006 if no Change of Control has occurred. Except as provided in Section 2(g), upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company. Such remaining assets shall be paid by the Trustee to the Company in such amounts and in the manner instructed by the Company, whereupon the Trustee shall be released and discharged from all obligations hereunder. From and after the date of termination, and until final distribution of the Trust Fund, the Trustee shall continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.”

IN WITNESS WHEREOF, the undersigned has executed this document on the 15th day of July, 2005.

/s/ Subhash E. Sarda
Subhash E. Sarda
Chief Financial Officer
Novoste Corporation